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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the Sale and Servicing Agreement (the "Agreement") dated January 1, 2002 among TMCC, Toyota Auto Finance Receivables LLC as Seller, and
          Wells Fargo Bank Minnesota, N.A. as Trustee, for the period from January 1, 2002 through March 31, 2002 and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.



Date:  April 10, 2002                         /S/ GEORGE E. BORST
                                        ------------------------------------
                                                  George E. Borst
                                                   President and
                                              Chief Executive Officer